Exhibit 10.50
CONFIDENTIAL TREATMENT REQUESTED
BY LSI LOGIC CORPORATION
CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE STAFF OF THE SECURITIES AND EXCHANGE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS. OMITTED INFORMATION HAS BEEN REPLACED BY [*].

Notice of Grant of Stock Options	LSI LOGIC CORPORATION ID: 94-2712976 1621 BARBER LANE MILPITAS, CALIFORNIA 95035

Abhijit Y. Talwalkar	Option Number:
Plan: 2003 Equity Incentive Plan

Effective June 1, 2005, you have been granted a nonstatutory stock option to buy 2,000,000 shares of LSI LOGIC CORPORATION (the “Company”) common stock at an exercise price of $7.38 per share.
The total option price of the shares granted is $14,760,000.
The number of shares indicated in the table below are scheduled to become vested on the respective dates shown below if and only if both: (1) the performance criteria shown below are satisfied and (2) you continue to be an employee of the Company on each such date.
The latest this option will expire is the Expiration Date shown below; however, if your employment with the Company is terminated, this option may expire sooner, as described in the attached Stock Option Agreement (the “Agreement”). Capitalized terms that are not defined in this Notice of Grant or the Agreement have the same meaning as in the referenced stock option plan.
Subject to the provisions of Section 3 of the Agreement, this option is scheduled to vest according to the schedule set forth in this Notice of Grant assuming that the Company’s yearly performance goals set forth below are met (with appropriate adjustments to be made for acquisitions and divestitures). The targets listed below for the Company’s Annual Percentage Growth of Revenue and Annual Operating Profit (“OP”) as Percentage of Revenue for a particular year and the Company’s cumulative targets (with such cumulative targets through and including that year) for Percentage Growth and Weighted Average OP Percentage must be met before any vesting occurs in that particular year. “Annual Percentage Growth of Revenue” shall mean the percentage growth of Company revenue year to year, starting with a [*] as projected at the May meeting of the Company’s Board of Directors. OP shall be determined per the Company’s internal reporting standard [*]. “Cumulative Percentage Growth” shall be determined per the cumulative percentage growth of Company revenue with a [*] (and [*] at the May meeting of the Company’s Board of Directors). The “Cumulative

Weighted Average OP Percentage” shall be determined per the cumulative weighted average of OP as a percentage of Company revenue beginning with [*].
If the Company’s performance goals are not met in a particular year and therefore there is no vesting of the shares associated with such targets, then such shares shall vest in a subsequent year if the cumulative goals for both revenue and weighted average of OP are met in a subsequent year. By means of example only, if the Company does not achieve the Annual Percentage Growth of Revenue Target in [*], then no shares shall vest on [*]. If [*] the Company then achieves the Cumulative Percentage Growth and Cumulative Weighted Average OP Percentage [*], then the shares originally scheduled to vest on [*] instead shall fully vest and become exercisable on [*]. The vesting of shares described in the preceding sentence shall not affect the vesting of the shares otherwise scheduled to vest on [*], which shares may or may not actually vest on such date, depending on whether or not the [*] actually are met.
Any questions of interpretation and determination relating to the achievement of the performance goals set forth in this Agreement (including, but not limited to, adjustments for any Company mergers, acquisitions, dispositions or other transactions) shall be decided by the Compensation Committee of the Company’s Board of Directors in its sole discretion.
In general, the Committee expects not to adjust the performance goals for acquisitions because in all events, the Cumulative Weighted Average OP Percentage targets must be satisfied, whether or not an acquisition occurs. The Committee expects to adjust the performance goals for any dispositions that specifically are reported in the Company’s Securities and Exchange Commission filings or described in a press release. In the event of such a disposition, an adjustment will be made to remove historical revenue of the disposed business(es) for both the Annual and Cumulative Growth of Revenue goals. For purposes of computing both the OP and Cumulative Weighted Average OP Percentage targets, Operating Profit in the year of disposition will exclude profit or loss for the disposed business(es). The Cumulative Weighted Average OP Percentage calculated through the year prior to year of the disposition will remain unchanged and be weighted into the current year calculation without historical adjustment. In the case of a disposition not described in the second sentence of this paragraph, no adjustment will be made to the reported actual or historical results and the applicable goals also will remain unchanged.
Notwithstanding the foregoing, any remaining unvested shares shall fully vest and become exercisable on June 1, 2011, subject to your continued employment on such date.

		Annual		Cumulative	Cumulative
		Percentage	Annual OP as	Percentage	Weighted
	Number of	Growth of	Percentage of	Growth of	Average OP
Vesting Date	Shares	Revenue[1]	Revenue	Revenue	Percentage
December 31, 2006	666,666	[*]	[*]	[*]	[*]
December 31, 2007	666,667	[*]	[*]	[*]	[*]
December 31, 2008	666,667	[*]	[*]	[*]	[*]
December 31, 2009	—	[*]	[*]	[*]	[*]
December 31, 2010	—	[*]	[*]	[*]	[*]
December 31, 2011	Remaining unvested shares	—	—	—	—

[1]	The revenue growth percentage [*]

Expiration Date of Option: June 1, 2012

By your signature below, you agree that this option is granted under and governed by the terms and conditions of the Agreement (and the stock option plan referenced therein), which is attached and made a part of this document. You acknowledge that you have received, read and understand this Notice of Grant, the Agreement and the referenced stock option plan, and that you have had an opportunity to obtain the advice of counsel prior to signing below. You agree to accept as binding, conclusive and final all decisions or interpretations of the Administrator regarding any questions relating to the referenced stock option plan, this Notice of Grant and the Agreement.

/s/ Abhijit Y. Talwalkar	August 9, 2005
ABHIJIT Y. TALWALKAR	DATE